Exhibit 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated next to their respective names below, constitute and appoint BRUCE A. CARBONARI, NORMAN H. WESLEY, MARK A. ROCHE and LAUREN S. TASHMA, and each of them severally, as attorneys-in-fact with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Annual Report on Form 10-K of Fortune Brands, Inc. for the fiscal year ended December 31, 2007, and any and all amendments thereto.

Signature	Title	Date

/s/ Norman H. Wesley	Chairman of the Board and Director	February 26, 2008
Norman H. Wesley

/s/ Bruce A. Carbonari Bruce A. Carbonari	President and Chief Executive Officer (principal executive officer) and Director	February 26, 2008

/s/ Craig P. Omtvedt Craig P. Omtvedt	Senior Vice President and Chief Financial Officer (principal financial officer)	February 26, 2008

/s/ Patricia O. Ewers	Director	February 26, 2008
Patricia O. Ewers

/s/ Ann F. Hackett	Director	February 26, 2008
Ann F. Hackett

/s/ Richard A. Goldstein	Director	February 26, 2008
Richard A. Goldstein

/s/ Pierre E. Leroy	Director	February 26, 2008
Pierre E. Leroy

/s/ A. D. David Mackay	Director	February 26, 2008
A. D. David Mackay

/s/ Anne M. Tatlock	Director	February 22, 2008
Anne M. Tatlock

/s/ David M. Thomas	Director	February 26, 2008
David M. Thomas

/s/ Peter M. Wilson	Director	February 26, 2008
Peter M. Wilson